UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2018

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Boulevard, Suite 802
Vienna, Virginia 22182
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:    (703) 506-9460

N/A
(Former name or former address if changed since last report)

Item 3.03.    Material Modification to Rights of Security Holders.

On January 12, 2018 the exercise price of the Company’s outstanding Series S warrants (CUSIP number 150837177), that are publicly traded under the symbol “CVM WS” on the NYSE American, was changed to $3.00 per share for a three month period which will end on April 12, 2018. After this date, the exercise price will revert back to $31.25 per share of common stock. As a result of the reverse stock split which became effective on the NYSE American on June 15, 2017, 25 Series S warrants are required to purchase one share of common stock. The Series S warrants expire on October 11, 2018.

The Company issued a press release, filed as Exhibit 99, announcing the repricing of the exercise price of the Series S warrants.

Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description

99	Press Release dated January 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: January 16, 2018	By:	/s/ Patricia Prichep
Patricia Prichep
Senior Vice President of Operations

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